EXHIBIT 99.1

Camber Energy Announces Successful Completion of Live End-to-End Transmission-Line

Validation Testing of Patented Broken Conductor Protection Technology

Test Performed on an Energized 138 kV, 63-mile Transmission Line

HOUSTON, TX / ACCESSWIRE / March 4, 2026 -- Camber Energy, Inc. (OTCQB: CEIN) (“Camber” or the “Company”) today announced that its majority-owned subsidiary, Viking Protection Systems, LLC (“Viking”), successfully completed live transmission-line validation testing of its patented Broken Conductor Protection Technology (“BCPT”) on an energized 138 kV transmission line approximately 63 miles in length operated by a U.S. electric utility.

Highlights

➢	Live 138 kV energized transmission validation
➢	63-mile transmission line
➢	Dual-end detection
➢	Sub-second trip logic assertion
➢	Sequence-of-events confirmation
➢	Adjacent-line security validation

Summary

The validation test was conducted on February 27, 2026, and involved simulation of single-phase open-conductor conditions on an energized transmission line. The utility simulated an open-conductor condition at both ends of the line.

In each instance, BCPT — implemented within SEL-411L transmission protection relays — detected the simulated open-conductor condition and asserted the programmed trip equation in less than one second at both ends of the line. The trip logic and all associated intermediate protection elements operated as designed, as confirmed by relay sequence-of-events records and oscillography. The validation was conducted under live system loading conditions.

Additional simulations on an adjacent transmission line were performed to evaluate operational security. BCPT did not falsely operate during these tests, demonstrating both dependable detection and secure performance under live transmission conditions.

A Major Step Forward for Transmission-Level Deployment

The Company believes this live validation represents a significant technical and commercialization milestone for BCPT. Successful operation on a 63-mile 138 kV transmission line demonstrates the technology is capable of protecting medium-length, high-voltage transmission infrastructure.

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Our BCPT operates within existing transmission protection relays — allowing utilities to deploy protection enhancements without major infrastructure retrofits.

Addressing a Recognized Grid Risk

Broken conductor events are widely recognized within the electric utility industry as a potential ignition source under certain environmental conditions. The Company’s BCPT is designed to detect developing open-phase conditions in milliseconds and rapidly initiate protective tripping of affected circuits, reducing ignition risk and enhancing public safety. With intellectual property spanning both transmission and distribution applications, Camber believes its BCPT offers utilities a scalable, system-wide approach to broken-conductor protection at all voltage levels.

Strategic Outlook

The Company believes the successful live transmission validation strengthens its position in discussions with utilities, OEM partners, and other stakeholders evaluating broken-conductor mitigation technologies. Camber intends to continue advancing licensing, partnership, and deployment opportunities where appropriate.

About Camber Energy, Inc.

Camber is a diversified company with interests in innovative technologies across the energy and infrastructure sectors. Through majority-owned subsidiaries, Camber holds intellectual property rights related to electric transmission and distribution broken conductor protection systems, among other technology interests. For more information, visit www.camber.energy.

While the test results mentioned in this press release mark an important technical milestone, Camber cautions there are no assurances of the Company or its subsidiaries entering into a commercial agreement with the utility company that performed such test(s).

SEC Reports

All figures referenced herein are approximate and all descriptions above are qualified in their entirety by Camber’s filings with the SEC and available under "Investors -- SEC Filings" at www.camber.energy.

Forward-Looking Statements

This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Any statements that are not historical facts contained in this press release are "forward-looking statements", which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions or economic conditions with respect to the oil and gas industry, the performance of management, actions of government regulators, vendors, and suppliers, our cash flows and ability to obtain financing, competition, general economic conditions and other factors that are detailed in Camber's filings with the Securities and Exchange Commission. We intend that all forward-looking statements be subject to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Camber cautions that the foregoing list of important factors is not complete, any forward-looking statement speaks only as of the date on which such statement is made, and Camber does not undertake to update any forward-looking statements that it may make, whether as a result of new information, future events or otherwise, except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Camber or any person acting its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Contact Information

Investors and Media:

Tel. 281.404.4387

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